NEWS RELEASE                        For immediate release
California Resources Corporation Reduces Capital to Mechanical Integrity Level

Santa Clarita, California March 9, 2020 - California Resources Corporation (NYSE: CRC) announced today it is reducing its capital investment due to recent changes in the commodity market to a level that maintains the mechanical integrity of its facilities to operate them in a safe and environmentally responsible manner. CRC has effectively ceased investment in its internally funded field development and growth projects until the company sees a higher degree of market clarity. The company was already on pace to invest less than $35 million of internally funded capital in the first quarter. Additionally, CRC has monetized all of its crude oil hedge positions following the first quarter to enhance the company’s flexibility in this volatile time period. These sales along with expected March hedge settlements are raising approximately $76 million and monetizing the maximum spread in our put-spread hedge positions.
Todd Stevens, President and CEO of CRC, noted, “In response to the effects on global demand from the Coronavirus and proposed global supply increases, we are immediately reducing our capital investment to a level that maintains our operations in a safe and responsible manner. We have experienced this type of price drop previously and will implement our low-price playbook, just as we did in 2016. CRC plans to exercise strong financial discipline to aid liquidity. We plan to continue building our economically viable drilling inventory and designing the Elk Hills carbon capture and sequestration project and other ongoing sustainability projects. We believe these events are transitory in nature and have high confidence in the revenue generating potential of our low-decline assets."
Forward Looking Statement Disclosure
This release contains forward-looking statements that involve risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects. Such statements include those regarding our expectations as to future: financial position, liquidity, cash flows and results of operations; business prospects; transactions and projects; operating costs; operations and operational results including capital investment and expected VCI; and budgets.
Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. While we believe the assumptions or bases underlying our expectations are reasonable and make them in good faith, they almost always vary from actual results, sometimes materially. Factors (but not necessarily all the factors) that could cause results to differ include the factors discussed in “Risk Factors” in our Annual Report on Form 10-K available on our website at www.crc.com.
Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "goal," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "target, "will" or "would" and similar words that reflect the prospective nature of events or outcomes typically identify forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About California Resources Corporation
California Resources Corporation is an independent exploration and production company and the largest producer of oil and natural gas in California. The Company operates its world class resource base exclusively within the State of California, applying complementary and integrated infrastructure to gather, process and market its production. Using advanced technology, California Resources Corporation focuses on safely and responsibly supplying affordable energy for California by Californians.

CRC Contacts:

Scott Espenshade (Investor Relations)    Margita Thompson (Media)
(818) 661-6010    (818) 661-6005
Scott.Espenshade@crc.com    Margita.Thompson@crc.com
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